News Release

Contact:
Greg Ryan
Dir. Corporate Communication
GSI Commerce, Inc.
e-mail:ryang@gsicommerce.com
phone:610-491-7294

GSI Commerce Reports Fiscal 2008 Year and Fourth Quarter Operating Results

KING OF PRUSSIA, Pa., Feb. 11, 2009 – GSI Commerce Inc. (Nasdaq: GSIC) today announced its financial results for its fiscal 2008 year and fourth quarter ended Jan. 3, 2009.

Fiscal Year 2008 Compared to Fiscal Year 2007
•	Net revenues increased 29 percent to $966.9 million from $750.0 million.
•	Non-GAAP net revenues increased 49 percent to $491.4 million from $328.8 million.
•	Loss from operations was $9.0 million compared to income from operations of $4.9 million.
•	Non-GAAP income from operations was $81.9 million compared to $52.3 million.
•	Net loss was $16.9 million or $0.36 per share compared to net income of $3.0 million or $0.06 per share.
•	Cash flow from operating activities was $96.0 million compared to $58.1 million.
•	Free cash flow was $38.8 million compared to $3.9 million.

The definitions of non-GAAP net revenues, non-GAAP income from operations, free cash flow, and a discussion of the importance of these non-GAAP financial metrics to GSI’s business, can be found under “Non-GAAP Financial Measures” provided later in this news release.

“I am proud of the strong results we delivered in 2008, including net revenue growth of 29 percent, non-GAAP income from operations growth of 57 percent to $81.9 million and record free cash flow of $38.8 million,” said Michael G. Rubin, chairman, president and CEO of GSI.  “Our performance reflects secular growth in e-commerce and interactive marketing, our proven business model and excellent execution.  While the operating environment in 2009 will remain challenging, we believe we are positioned to continue delivering strong results.”

Fiscal 2009 First Quarter Guidance
The following forward-looking statements reflect GSI’s expectations as of Feb. 11, 2009. Given the potential changes in general economic conditions and consumer spending, the growth rate of e-commerce and various other risk factors discussed in our forward-looking statements disclosure and in our public reports, actual results may differ materially.

The company provides the following guidance for fiscal 2009 first quarter:

•	Net revenues are expected to be in a range of $187.0 million to $192.0 million.
•	Loss from operations is expected to be in a range of $20.0 million to $21.0 million.
•	Non-GAAP income from operations is expected to be in a range of $2.0 million to $3.0 million. (a)

(a)
The following is a reconciliation of GAAP loss from operations to non-GAAP income from operations: add to projected GAAP loss from operations estimated depreciation, amortization of $15.7 million (inclusive of amortization from acquisition-related intangibles of $2.4 million), estimated stock-based compensation of $5.7 million and estimated acquisition-related integration, transaction and due diligence expenses of $1.5 million.

GSI Commerce FY08/4Q08 Operating Results News Release	Page 2	Feb. 11, 2009

Conference Call Today
GSI has scheduled a conference call for 4:45 p.m. EST today to discuss the company’s 2008 fiscal year and fourth quarter operating results and its expectations for future performance.

Live Conference Access:
•
Phone – Dial 1-888-679-8018, passcode 64667534 by 4:30 p.m. EST on Feb. 11.  For quicker access to the audio conference call the day of the event, investors can pre-register for the conference call by going to: https://www.theconferencingservice.com/prereg/key.process?key=PMKH7XJKB.

•
Web – Go to http://www.gsicommerce.com, and click on the webcast tab provided on the home page, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:
•	Web – Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page. Access will remain available through March 13.

Non-GAAP Financial Measures
GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP net revenues, non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business. These measures may be different from non-GAAP measures used by other companies.

Non-GAAP net revenues. We define non-GAAP net revenues as net revenues minus cost of revenues from product sales and marketing expenses.  Marketing expenses principally include client revenue share expenses, net advertising and promotional expenses, subsidized shipping and handling expenses, and catalog expenses. We consider non-GAAP net revenues to be a useful metric for management and investors because (1) it provides a metric for our investors to understand and analyze our company and (2) it provides investors with one of the primary metrics used by the company for evaluation and decision making purposes.  We and many of our investors view us as a technology and business services company.  Since most technology and business service companies generate their revenues from service fees and do not have product sales, we believe that by subtracting cost of revenues from product sales and marketing expenses from our net revenues from product sales, the company and investors will be better able to assess our revenues on a basis that more closely approximates the net revenues of other technology and business services companies. Further, management uses this metric for evaluating the performance of our business, making operating decisions and for budgeting purposes.

GSI Commerce FY08/4Q08 Operating Results News Release	Page 3	Feb. 11, 2009

Non-GAAP income from operations. We have defined non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses and acquisition-related integration expenses. Beginning with this release, we are also excluding transaction and due diligence expenses relating to acquisitions. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing our business and operate in an emerging and changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration, transaction and due diligence expense permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including internal use software. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period.  Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

About GSI Commerce
GSI Commerce® (www.gsicommerce.com) is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog (www.e-Dialog.com).

GSI Commerce FY08/4Q08 Operating Results News Release	Page 4	Feb. 11, 2009

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future,” “discussions,” “if,” “objective,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic clients and suppliers and the timing of the establishment, extension or termination of its relationships with strategic clients, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

###

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 29,	January 3,
	2007	2009

ASSETS
Current assets:
Cash and cash equivalents	$231,511	$130,315
Accounts receivable, less allowance for doubtful accounts of $1,833 and $2,747	64,285	78,544
Inventory	47,293	42,856
Deferred tax assets	14,114	17,951
Prepaid expenses and other current assets	12,459	11,229
Total current assets	369,662	280,895

Property and equipment, net	156,774	164,833
Goodwill	82,757	193,453
Intangible assets, net of accumulated amortization of $4,972 and $18,340	16,476	46,663
Long-term deferred tax assets	45,234	30,371
Other assets, net of accumulated amortization of $14,545 and $17,484	22,737	18,473
Total assets	$693,640	$734,688

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,667	$98,100
Accrued expenses	98,179	116,501
Deferred revenue	17,588	20,397
Current portion - long-term debt	2,406	4,887
Total current liabilities	203,840	239,885

Convertible notes	207,500	207,500
Long-term debt	27,245	32,609
Deferred revenue and other long-term liabilities	5,634	6,838
Total liabilities	444,219	486,832

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued
and outstanding as of December 29, 2007 and January 3, 2009	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 46,847,919 and 47,630,824 shares issued as of December 29, 2007 and January 3,
2009, respectively; 46,847,716 and 47,630,621 shares outstanding as
of December 29, 2007 and January 3, 2009, respectively	468	476
Additional paid in capital	366,400	383,883
Accumulated other comprehensive loss	(156)	(2,289)
Accumulated deficit	(117,291)	(134,214)
Total stockholders' equity	249,421	247,856

Total liabilities and stockholders’ equity	$693,640	$734,688

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29,	January 3,	December 29,	January 3,
	2007	2009	2007	2009

Revenues:
Net revenues from product sales	$223,141	$244,759	$512,194	$577,073
Service fee revenues	111,983	146,621	237,763	389,853

Net revenues	335,124	391,380	749,957	966,926

Costs and expenses:
Cost of revenues from product sales	148,698	168,304	356,541	405,254
Marketing	32,314	30,141	64,573	70,282
Account management and operations, inclusive of $1,017,
$3,291, $3,101 and $7,109 of stock-based compensation	76,790	84,590	177,333	259,929
Product development, inclusive of $589, $2,110, $1,615
and $3,898 of stock-based compensation	21,161	30,632	65,898	103,988
General and administrative, inclusive of $995, $427,
$3,703 and $7,148 of stock-based compensation	12,319	16,512	43,333	68,332
Depreciation and amortization	13,593	18,650	37,337	68,153

Total costs and expenses	304,875	348,829	745,015	975,938

Income (loss) from operations	30,249	42,551	4,942	(9,012)

Other (income) expense:
Interest expense	2,174	2,708	6,016	9,826
Interest income	(2,245)	(375)	(9,270)	(1,772)
Other expense, net	186	729	237	1,562
Loss on sale of marketable securities	5,007	-	5,007	-
Impairment of equity investments	-	1,665	-	1,665

Total other expense	5,122	4,727	1,990	11,281

Income (loss) before income taxes	25,127	37,824	2,952	(20,293)
Provision (benefit) for income taxes	8,624	13,383	(87)	(3,370)

Net income (loss)	$16,503	$24,441	$3,039	$(16,923)

Basic earnings (loss) per share	$0.35	$0.51	$0.07	$(0.36)

Diluted earnings (loss) per share	$0.30	$0.45	$0.06	$(0.36)

Weighted average shares outstanding - basic	46,774	47,595	46,433	47,347

Weighted average shares outstanding - diluted	57,432	56,729	48,739	47,347

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 29,	January 3,
	2007	2009

Cash Flows from Operating Activities:
Net Income (loss)	$3,039	$(16,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	32,763	54,557
Amortization	4,574	13,596
Stock-based compensation	8,419	18,155
Foreign currency transaction losses	-	1,571
Loss on sale of marketable securities	5,007	-
Impairment of equity investments	-	1,665
Loss (gain) on disposal of equipment	34	(354)
Deferred income taxes	(505)	(3,261)
Changes in operating assets and liabilities:
Accounts receivable, net	(7,005)	(8,130)
Inventory	(471)	4,437
Prepaid expenses and other current assets	(2,265)	2,142
Other assets, net	1,106	2,171
Accounts payable and accrued expenses	7,633	23,267
Deferred revenue	5,805	3,076

Net cash provided by operating activities	58,134	95,969

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(100,574)	(145,001)
Cash paid for property and equipment, including internal use software	(54,196)	(57,180)
Proceeds from disposition of assets	-	1,500
Cash paid for equity investments	(3,083)	-
Purchases of marketable securities	(263,688)	-
Sales of marketable securities	371,264	-

Net cash used in investing activities	(50,277)	(200,681)

Cash Flows from Financing Activities:
Proceeds from convertible notes	150,000	-
Borrowings on revolving credit loan	-	70,000
Repayments on revolving credit loan	-	(70,000)
Proceeds from capital lease financing	-	7,901
Debt issuance costs paid	(5,042)	(561)
Repayments of capital lease obligations	(935)	(3,032)
Repayments of mortgage note	(182)	(195)
Excess tax benefit in connection with exercise of stock options and awards	359	14
Proceeds from exercise of common stock options	8,080	1,385

Net cash provided by financing activities	152,280	5,512

Effect of exchange rate changes on cash and cash equivalents	(8)	(1,996)

Net increase (decrease) in cash and cash equivalents	160,129	(101,196)
Cash and cash equivalents, beginning of period	71,382	231,511

Cash and cash equivalents, end of period	$231,511	$130,315

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29,	January 3,	December 29,	January 3,
	2007	2009	2007	2009
Reconciliation of GAAP income (loss) from operations to
non-GAAP income from operations:
GAAP income (loss) from operations	$30,249	$42,551	$4,942	$(9,012)

Acquisition related integration, transaction and due
diligence expenses	1,597	1,697	1,597	4,636
Stock-based compensation	2,601	5,828	8,419	18,155
Depreciation and amortization (1)	13,593	18,650	37,337	68,153

Non-GAAP income from operations	$48,040	$68,726	$52,295	$81,932

(1) Includes amortization expense of acquisition related intangibles of $3,923 and $13,551 for the three- and twelve-months ended January 3, 2009 and $3,380 and $4,531 for the three- and twelve-months ended December 29, 2007.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP NET REVENUES AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29,	January 3,	December 29,	January 3,
	2007	2009	2007	2009
Reconciliation of GAAP net revenues to non-GAAP
net revenues:
GAAP net revenues	$335,124	$391,380	$749,957	$966,926

Cost of revenues from product sales	(148,698)	(168,304)	(356,541)	(405,254)
Marketing expenses	(32,314)	(30,141)	(64,573)	(70,282)

Non-GAAP net revenues	$154,112	$192,935	$328,843	$491,390

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 29,	January 3,
	2007	2009
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$58,134	$95,969

Cash paid for property and equipment, including internal use software	(54,196)	(57,180)

Free cash flow	$3,938	$38,789

GSI COMMERCE, INC. AND SUBSIDIARIES
RESULTS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended December 29, 2007
	E-Commerce Services	Interactive Marketing Services	Intersegment Eliminations	Consolidated

Net revenues	$330,767	$8,854	$(4,497)	$335,124

Costs and expenses before depreciation, amortization
and stock-based compensation expense	286,941	6,237	(4,497)	288,681

Operating (loss) income before depreciation,
amortization and stock-based compensation expense	$43,826	$2,617	$-	$46,443

	Three Months Ended January 3, 2009
	E-Commerce Services	Interactive Marketing Services	Intersegment Eliminations	Consolidated

Net revenues	$368,408	$27,762	$(4,790)	$391,380

Costs and expenses before depreciation, amortization
and stock-based compensation expense	308,814	20,327	(4,790)	324,351

Operating income before depreciation, amortization
and stock-based compensation expense	$59,594	$7,435	$-	$67,029

	Twelve Months Ended December 29, 2007
	E-Commerce Services	Interactive Marketing Services	Intersegment Eliminations	Consolidated

Net revenues	$737,832	$26,894	$(14,769)	$749,957

Costs and expenses before depreciation, amortization
and stock-based compensation expense	691,749	22,279	(14,769)	699,259

Operating income before depreciation, amortization
and stock-based compensation expense	$46,083	$4,615	$-	$50,698

	Twelve Months Ended January 3, 2009
	E-Commerce Services	Interactive Marketing Services	Intersegment Eliminations	Consolidated

Net revenues	$900,040	$84,508	$(17,622)	$966,926

Costs and expenses before depreciation, amortization
and stock-based compensation expense	837,648	69,604	(17,622)	889,630

Operating income before depreciation, amortization
and stock-based compensation expense	$62,392	$14,904	$-	$77,296